TERMINATION AGREEMENT AND RELEASE

THIS TERMINATION AGREEMENT AND RELEASE (the “Agreement”) is made and entered into as of May 18, 2005, by and among BECOMING ART, INC., a Nevada corporation (“Parent”), 20/20 ACQUISITION, INC., a Delaware corporation and a wholly-owned subsidiary of Parent (“Acquisition Corp.”), and 20/20 TECHNOLOGIES, INC., a Delaware corporation (the “Company”) (collectively referred to as “Released Parties”). The Released Parties and their officers, directors, attorneys, agents and affiliates are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

BACKGROUND

WHEREAS, on April 19, 2005, the Parties entered into an Agreement and Plan of Merger (the “Merger Agreement”) in which Parent was to acquire all of the outstanding capital stock of the Company through the merger (the “Merger”) of Acquisition Corp. and the Company, with the Company being the surviving corporation.

WHEREAS, the Merger was subject to certain conditions which have not been met; and

WHEREAS, the Parties have agreed that the Merger Agreement and all its related effects shall be terminated in all respects and that they shall each be returned to their respective positions prior to entering into the Merger Agreement as of the date of this Agreement (the “Termination” or “Termination Date”); and

WHEREAS, the Parties hereto desire to set forth their respective rights and obligations with respect to the Termination;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby covenant and agree as follows:

1.  TERMINATION.

(a)    All rights and obligations between the Parties, including, without limitation, the Merger Agreement, and any obligations identified in any securities filings made pursuant thereto, are duly and effectively terminated as of the Termination Date.

(b)     As a result of the Termination, the Parties each specifically acknowledge and agree, without limitation, that:

           1.       The Merger has not occurred and will not occur;

           2.        No shares of common stock of any of the Parties have or will be issued or exchanged by or between the Parties; and

3.     No officers or directors of any of the Parties have resigned and none of the officers or directors of the Company have or will be appointed to the board of directors or as officers of the Parent.

2.           RELEASES. In exchange for the benefits received under this Agreement, to which they may not otherwise be entitled, the Parties hereby agree not to pursue or further any action, cause of action, right, suit, debt, compensation, expense, liability, contract, controversy, agreement, promise, damage judgment, demand or claim whatsoever at law or in equity whether known or unknown which they ever had, now have or hereafter can, shall or may have for, upon or by any reason of any matter, cause or thing (collectively, “Claims”) whatsoever, occurring up to and including the date the Parties sign this Agreement against the other Released Parties, their successors, assigns, partners, representatives and affiliates and all of their respective employees, agents, officers and directors (the “Affiliates”) and hereby release, acquit and forever absolutely discharge the other Released Parties and their Affiliates of and from all of the foregoing, except with respect to the obligations, covenants and agreements of the Released Parties set forth in this Agreement.

3.          UNKNOWN CLAIMS. The Parties acknowledge and agree that the release of Claims described in Section 2 above (the “Release”) covers all Claims, including, without limitation, Claims known to the Parties and Claims not known to the Parties. The Parties acknowledge and agree that they are assuming the risk that the facts may turn out to be different from what they believe them to be and the Parties agree that the Release shall be in all respects effective and not subject to termination or rescission because of any such mistaken belief.

4.          AGREEMENT NOT TO SUE. The Parties covenant and agree that they shall not file a lawsuit asserting any of the Claims that are Released in Section 2 above. If either does so, the Party asserting the Claim agrees to indemnify and hold harmless the other Parties against any and all fees, costs or expenses (including reasonable attorneys’ fees), or the portions thereof, incurred by such Parties Released hereby in defending against the Claim(s).

5.          FURTHER ACKNOWLEDGMENTS. The Parties further acknowledge and agree that: (a) they have been represented by or consulted with a licensed attorney prior to executing this Agreement, (b) they have had the opportunity to read, review and consider all of the provisions of this Agreement, (c) they understand its provisions and its final and binding effect on them, and (d) they are entering into this Agreement freely, voluntarily, and without duress or coercion.

6.         GOVERNING LAW; JURISDICTION. The Parties acknowledge and agree that this Agreement will be finalized in the State of Nevada, a substantial portion of this Agreement is to be performed in the State of Nevada, and the substantive laws of the State of Nevada will govern the enforcement of this Agreement, without regard to its choice of law rules. The Parties further agree and consent to the jurisdiction of the federal and state courts in the State of Nevada over any action to enforce this Agreement.

7.         ENTIRE AGREEMENT, ETC. This Agreement represents the entire understanding between the Parties, and there are no agreements or understandings which have not been set forth herein, including, without limitation, the Merger Agreement and any other agreements or certificates executed or delivered in connection therewith. This Agreement supersedes any prior understanding, agreement, practice or contract, oral or written, between the Parties. This Agreement may not be modified except by written instrument signed by all Parties. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument. This Agreement shall be binding upon the each Party’s respective heirs, executors, administrators, successors, and assigns.

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IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

COMPANY:

20/20 Technologies, Inc.

By:	/s/ Patrick C. Shutt
Patrick C. Shutt, Chief Executive Officer

PARENT:

Becoming Art, Inc.

By:	/s/ Mike Hanson
Name:	Mike Hanson
Title:	President and Chief Executive Officer

ACQUISITION CORP.:

20/20 Acquisition Subsidiary, Inc.

By:	/s/ Mike Hanson
Name:	Mike Hanson
Title:	Director